SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported): March 26, 1998




                        Blonder Tongue Laboratories, Inc.
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             (Exact Name of registrant as specified in its charter)




             Delaware                     1-14120                52-1611421
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(State or other jurisdiction of  (Commission File Number)     (I.R.S. Employer
          incorporation)                                    Identification No.)



                One Jake Brown Road, Old Bridge, New Jersey 08857
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               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (732) 679-4000



                                 Not Applicable
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          (Former name or former address, if changed since last report)




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Forward-Looking Statements

In addition to historical information, this Form 8-K contains forward-looking statements relating to such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operation, performance, development and results of the Company's business include, but are not limited to, those matters discussed in the Company's Form 10-K for the fiscal year ended December 31, 1997 in the sections entitled Item 1 - Business, Item 3 - Legal Proceedings, and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations. The words "believes" and "expects" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission.


Item 2.  Acquisition of Assets.


         On March 26, 1998, Blonder Tongue Laboratories, Inc. (the "Company") acquired all of the assets and technology rights of the interdiction business (the "Business") of Scientific-Atlanta, Inc. ("Scientific") for a purchase price consisting of (i) $19 million in cash, (ii) 67,889 shares of the Company's common stock, (iii) a warrant to purchase 150,000 additional shares of the Company's common stock at an exercise price of $14.25 per share and (iv) assumption by the Company of certain obligations under executory contracts with vendors and customers and certain warranty obligations and other current liabilities of the Business. The purchase price was determined through negotiations between the parties taking into account various factors including, without limitation, historical sales and gross profits of the Business and a valuation of the Business' tangible assets. The Company obtained the cash portion of the purchase price by drawing upon the acquisition loan commitment under the Company's revolving line of credit with CoreStates Bank, N.A.

         The Business generated approximately $16 million in revenues for the prior twelve month period. The Company believes that Scientific's interdiction products, which have been engineered primarily to serve the franchised cable market, will supplement the Company's VideoMask(TM) products, which are primarily focused on the private cable market. In addition, the Company expects that the technology acquired as part of the Business will enhance its ability to design products that meet the specific needs of all cable providers, while improving its position in the franchised cable market. Scientific will provide certain manufacturing, consulting and other transition services to the Company during a limited period following the acquisition pursuant to agreements executed by the parties in order to permit the Company to fulfill sales orders of the Business for the transition period following the closing.

         In addition, under the terms of the purchase agreement with Scientific, the Company is obligated to file a registration statement with the Securities and Exchange Commission to register the


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shares of common stock issued to Scientific and underlying the warrant held by
Scientific as part of the purchase price for the Business within 90 days after the closing of the acquisition.

         Following the Company's acquisition of the Business, Scientific's patent infringement lawsuit relating to the Company's VideoMask(TM) signal interdiction product, which was originally filed by Scientific on August 2, 1996 in the United States District Court, Northern District of Georgia, was dismissed with prejudice.

Item 7.  Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired

         The Company is in the process of obtaining and will file with the Commission as soon as possible (but in no event later than 60 days from the date hereof) all financial statements of the Business required to be disclosed as a result of the acquisition of the Business.

(b)  Pro Forma Financial Information

         The Company is in the process of preparing and will file with the Commission as soon as possible (but in no event later than 60 days from the date hereof) all pro forma financial information required to be disclosed by Article 11 of Regulation S-X as a result of the acquisition of the Business.



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                                    SIGNATURE
                                    ---------

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               BLONDER TONGUE LABORATORIES, INC.



                                               By:/s/ James A. Luksch
                                                  ------------------------------
                                                  James A. Luksch
                                                  President

Date: April 1, 1998